Exhibit 10.1

FIFTH AMENDMENT
TO THE
THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
COLONY CAPITAL OPERATING COMPANY, LLC

    This Fifth Amendment to the Third Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC, a Delaware limited liability company (the “Company”), dated as of July 1, 2021 (this “Amendment”), by DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc.), a Maryland corporation, as the managing member of the Company (the “Managing Member”).

WHEREAS, the Company is as a Delaware limited liability company that was formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “Act”), and is currently governed by the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 10, 2017 (the “Agreement”);

WHEREAS, on June 22, 2021, Donna Hansen as an “authorized person” of the Company within the meaning of the Act, filed in the office of the Secretary of State that certain Certificate of Amendment to the Certificate of Formation of the Company (the “Certificate of Amendment”), which amended the Company's Certificate of Formation by changing the name of the Company from “Colony Capital Operating Company, LLC” to “DigitalBridge Operating Company, LLC”; and

WHEREAS, the Managing Member desires to approve, confirm and ratify the execution, delivery and filing of the Certificate of Amendment, and all other certificates relating to the Company's Certificate of Formation on file with the Secretary of State as of the date of this Amendment, and to amend the Agreement as set forth herein.
    NOW, THEREFORE, the undersigned, in consideration of the promises, covenants and agreements contained herein, does hereby agree as follows:

1.    Amendment. The Agreement is hereby amended to change the name of the Company from “Colony Capital Operating Company, LLC” to “DigitalBridge Operating Company, LLC.” All references in the Agreement to “Colony Capital Operating Company, LLC” are hereby deleted and “DigitalBridge Operating Company, LLC” is hereby substituted in lieu thereof.

2.    Ratification. The execution, delivery and filing with the office of the Secretary of State of the Certificate of Amendment, by Donna Hansen as an “authorized person” of the Company within the meaning of the Act, and all other certificates relating to the Company's Certificate of Formation on file with the Secretary of State as of the date of this Amendment, are hereby approved, ratified and confirmed in all respects. Upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, such person's powers as an “authorized person” of the Company ceased.

3.    Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and all other parties to the Agreement and their respective successors and assigns.

4.    Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

5.    Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

6.    Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[Signature Page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

MANAGING MEMBER:

DIGITALBRIDGE GROUP, INC.

By:    /s/ Ronald M. Sanders_____________________
Name:    Ronald M. Sanders
Title:    Executive Vice President, Chief
Legal Officer & Secretary